                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                     WORTHINGTON FOODS, INC. AND SUBSIDIARY

                                                                      Additions
                                                            ------------------------------
                                            Balance         Charged to        Charge to
                                          at Beginning      Costs and       Other Accounts    Deductions       Balance at
                                           of Period         Expenses         - Describe      - Describe      End of Period
                                          ------------      ----------      --------------    ----------      -------------
  Year ended December 31, 1997:
  Deducted from asset accounts:
   Allowance for doubtful accounts ..       $100,000         $  9,772                         $  9,772 A        $100,000
  Reserve for obsolete inventory ....        150,000          645,712                          645,712 B         150,000
                                            --------         --------                         --------          --------
                                            $250,000         $655,484                         $655,484          $250,000
                                            ========         ========                         ========          ========


  Year ended December 31, 1996:

  Deducted from asset accounts:
   Allowance for doubtful accounts ..       $100,000         $ 18,421                         $ 18,421 A        $100,000
  Reserve for obsolete inventory ....        150,000          630,083                          630,083 B         150,000
                                            --------         --------                         --------          --------
                                            $250,000         $648,504                         $648,504          $250,000
                                            ========         ========                         ========          ========


  Year ended December 31, 1995:

  Deducted from asset accounts:
   Allowance for doubtful accounts ..       $100,000         $ 49,403                         $ 49,403 A        $100,000
  Reserve for obsolete inventory ....        191,107          421,333                          462,440 B         150,000
                                            --------         --------                         --------          --------
                                            $291,107         $470,736                         $511,843          $250,000
                                            ========         ========                         ========          ========








Note A - Uncollectible accounts written off, net of recoveries.

Note B - Obsolete inventory written off during the year.